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                         SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                      FORM 8-K/A

                                    AMENDMENT NO. 1

                                     CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 1997


                           FLORIDA GAMING CORPORATION
                 (Exact name of registrant as specified in charter)

Delaware                            0-9099                59-1670533
(State or other          (Commission File Number)       (IRS Employer
jurisdiction or                                       Identification No.
incorporation)

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3500 N.W. 37th Avenue
Miami, Florida                                   33142
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (305) 633-6400

                    (Former name or former address
                     if changed since last report.)

              INFORMATION TO BE INCLUDED IN THE REPORT

     The Registrant hereby amends its Current Report on Form 8-K dated November 26, 1997 to amend Item 5 to add the information set forth below and to amend its item 7 to reads in its entirety as set forth below:

Item 5. Other Events.

     I. On September 12, 1996, the Registrant consummated the purchase of notes (the "WJA Notes") of WJA Realty Limited Partnership ("WJA") from the Bank of Oklahoma, National Association ("BOK"). The WJA Notes totaled $20,728,826 (consisting of $16,887,907 principal and $3,840,919 accrued but unpaid interest), bearing interest at 9.25% on the principal and unpaid interest. The Registrant paid $2,000,000 in cash, issued 703,297 shares of the Registrant's Common Stock to BOK DPC Asset Holding Corporation, a wholly owned subsidiary of BOK, issued a promissory note in the original principal amount of $6,000,000 (the "BOK Note") to BOK bearing interest at New York Prime Rate, and issued a $1,000,000 original principal amount non-interest bearing promissory note to BOK in payment of a contingent liability relating to certain collections by the Registrant in excess of $12,000,000 on account of the WJA Notes. Substantially all of the Registrant's real estate associated with its jai-alai facilities in Florida (excluding 79 acres contiguous to the Ft. Pierce facilities securing other indebtedness) provides collateral for the BOK Note. The BOK Note matures on September 12, 1998. The terms of the transaction were determined based on arm's length negotiations. The Registrant failed to make payments in the aggregate amount of $413,629 due under the BOK Note in October and November 1997. BOK has taken the position that the applicable rate of interest under the BOK Note increases to the Applicable Prime Rate, as defined, plus 5 percent, on December 15, 1997. Calculated using the increased interest rate, the Registrant has failed to make payments in the aggregate amount of $450,319 in December 1997 and January 1998; the Registrant paid BOK $207,534 on January 31, 1998, in full payment for amounts due from October 1997. BOK and the Registrant have agreed that two of the monthly payments due will be made from the proceeds of the sale of certain surplus real estate in Miami, Florida, which sale was originally scheduled to close in early January 1998, but is now expected to close in late February 1998. BOK and the Registrant are in negotiations concerning the BOK Note and BOK has reserved its rights with respect to acceleration of all amounts due under the BOK Note. There is no assurance either that the Registrant will consummate the sale of the surplus real estate or that BOK will not attempt to accelerate all amounts due under the BOK Note.

     On November 25, 1996, the Registrant entered into an agreement with WJA and Florida Gaming Centers, Inc. ("Centers"), a wholly-owned subsidiary of the Registrant, pursuant to which Centers agreed to acquire jai-alai facilities in Miami, Tampa, and Ocala, Florida. The acquisition was consummated as of December 31, 1996. In connection with the acquisition, among other consideration including the cancellation of the WJA Notes, the Registrant assumed the principal amount outstanding under a $500,000 promissory note (the "Wheeler-Phoenix Note") owed to Wheeler-Phoenix, Inc., with the terms amended to provide for repayment of principal over a ten-year period following the closing in equal annual installments and an annual interest rate of 6%. The Registrant did not make the initial payment of $80,000 due on December 31, 1997. On January 28, 1998, Wheeler-Phoenix, Inc. demanded payment of all amounts due under the Wheeler-Phoenix Note. The Registrant and the principal of Wheeler-Phoenix, Inc. are in discussions concerning a revised payment schedule for the Wheeler-Phoenix Note, although there can be no assurance that the parties will reach agreement with respect to a revised payment schedule.

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     Two principals of WJA, Roger M. Wheeler, Jr. and Richard P. Donovan,
entered into consulting agreements dated December 31, 1996, with Centers. Mr. Wheeler entered into a ten-year consulting arrangement with Centers, with annual compensation of $100,000 during the first five years of the agreement and annual compensation of $50,000 during the second five years of the agreement. Mr. Donovan entered into a five-year consulting agreement with Centers, with annual compensation of $240,000, plus certain benefits. Centers ceased making monthly payments of $8,333 to Mr. Wheeler under the consulting agreement in October 1997 and ceased making monthly payments of $20,000 to Mr. Donovan under the consulting agreement in August 1997. The Registrant is in discussions with Mr. Wheeler and Mr. Donovan concerning the terms of payments under the agreements.

     In connection with the November 1993 purchase of certain real estate adjoining the Registrant's Ft. Pierce, Florida gaming facility, the Registrant issued 47,336 shares of common stock to the seller. The purchase agreement provided that the per share value of the shares would be at least $10.00 on the
third anniversary date of the purchase.   Pursuant to the purchase agreement,
the seller has demanded that the Registrant pay it $284,016 not later than February 12, 1998.

     The Registrant is also currently obligated to pay certain taxing authorities approximately $835,000, plus penalties and interest, with an additional $500,000 of real estate taxes due the State of Florida in March 1998. In addition, the Registrant has not escheated $109,227 due in October 1997 to the State of Florida.

     The working capital needs of the Registrant have been met primarily through its financing activities, including the issuance of convertible preferred stock, convertible debentures and the exercise of options previously granted to Freedon Financial Corporation. The terms of the Series G 5% Convertible Preferred Stock (the "Series G Preferred Stock") issued in late 1997 require the affirmative vote of the holders of a majority of the shares of Series G Preferred Stock to approve the issuance of additional equity financing before January 1, 1999.

     The Registrant's cash flow is currently not adequate to meet its debts and other obligations as they come due. The Registrant is currently evaluating its alternatives to improve its cash flow, including the sale of selected assets and the refinancing of its indebtedness using its real estate holdings as collateral to secure the debt. There can be no assurances that the Registrant will be successful with respect to the consummation of any asset sale or refinancing transaction, or that such transactions will be on terms and conditions favorable to the Registrant.

     In January 1998, Centers entered into an agreement with Monroe's Prestige Group, Inc. ("MPG"), a real estate development company based in Tampa, Florida, which provides MPG with a ninety day inspection period during which MPG may elect to purchase the land and improvements where Registrant's Tampa, Florida gaming operations are located for $8.3 million in cash. A copy of the agreement is included as Exhibit 2.4 to this Form 8-K/A. MPG can terminate the agreement at any time and for any reason during the 90 day inspection period without penalty. If MPG determines to proceed with the purchase, the purchase would likely close late in the second quarter or early in the third quarter of 1998. The sale would not include the Registrant's Tampa gaming licenses which would be available for the Registrant to use at a different Hillsborough County, Florida facility. There can be no assurances that the Registrant will consummate the transaction with MPG, or that if such transaction is consummated, that it will be on the terms and conditions contemplated in the January 1998 agreement.

     The Company has terminated all discussions concerning the possible expansion of its gaming operations to Nevada.

     II. Pursuant to Florida legislation that authorized cardrooms at licensed parimutuel facilities beginning in January 1997, the Registrant committed to add cardrooms at its Tampa and Miami facilities. During 1997, the Registrant incurred approximately $2,300,000 in capital expenditures related to these cardrooms. The results from operations of the cardrooms have been poor. Unless the Florida legislature in its 60-day session beginning in March 1998 provides such cardrooms with additional, more competitive card-related products, the Registrant may determine to close its cardrooms.

     III. From September 1997 through December 1997, the Registrant paid to Freedom Financial Corporation ("Freedom") $120,000 in management fees. The Registrant had previously paid a similar amount in salary to the Registrant's chief executive officer, W. Bennett Collett, and the Registrant's president, Robert M. Hurd. The Registrant did not pay a salary to Mr. Collett from September 1997 through December 1997 and did not pay a salary to Mr. Hurd during November and December 1997. Mr. Collett is also the chief executive officer and principal stockholder of Freedom, which beneficially owns approximately 39.4% of the Registrant's common stock. Mr. Hurd is the president of Freedom.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The following historical financial statements of Interstate required by this Item 7(a) are attached hereto as Exhibit 99.2 and incorporated herein by reference:

         Independent Auditors' Report.

         Interstate Capital Corporation
                Balance Sheet as of December 31, 1996.

         Interstate Capital Corporation
                Statement of Operations for the year ended December 31, 1996.

         Interstate Capital Corporation
                Statement of Changes in Stockholder's Equity for the year ended December 31, 1996.

         Interstate Capital Corporation
                Statement of Cash Flows for the year ended December 31, 1996.

         Interstate Capital Corporation
                Notes to Financial Statements as of December 31, 1996.

         (b)  PRO FORMA FINANCIAL INFORMATION.

         The following pro forma financial information required by this Item 7(b) is attached hereto as Exhibit 99.3 and incorporated herein by reference:

          Florida Gaming Corporation and Interstate Capital Corporation Pro Forma Combined Balance Sheet as of September 30, 1997 (unaudited).

          Florida Gaming Corporation and Interstate Capital Corporation Pro Forma Combined Statements of Operations for the year ended December 31, 1996 (unaudited).

          Florida Gaming Corporation and Interstate Capital Corporation Pro Forma Combined Statements of Operations for the nine months ended September 30, 1997 (unaudited).

          Florida Gaming Corporation and Interstate Capital Corporation Notes to Pro Forma Combined Financial Statements (unaudited).

         (c)  Exhibits.

         Exhibit 2.1 -- Asset Purchase Agreement dated as of September 24,
                        1997, among the Registrant, Freedom Financial Corporation and Interstate Capital

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                        Corporation (incorporated by reference to Exhibit 2.1
                        to Form 8-K dated September 26, 1997).

         Exhibit 2.2 -- Addendum dated as of October 9, 1997, to Asset
                        Purchase Agreement dated as of September 24, 1997, among the Registrant, Freedom Financial Corporation and Interstate Capital Corporation (incorporated by reference to Exhibit 2.2 to Form 8-K dated October 10, 1997.

         Exhibit 2.3 -- Second Addendum dated as of October 31, 1997, to Asset
                        Purchase Agreement dated as of September 24, 1997, among the Registrant, Freedom Financial Corporation and Interstate Capital Corporation (previously filed in this Form 8-K).

         Exhibit 2.4 -- Agreement for Sale and Purchase of Property between
                        Florida Gaming Centers, Inc., City National Bank of Florida, Trustee, and Monroe's Prestige Group, Inc., and Staack and Klemm, P.A., Escrow Agent. Omitted from this Exhibit 2.4, as filed, is the Exhibit A referenced in the Agreement containing a description of the property and the Policy of Title Insurance issued by Ticor Title Insurance. The Registrant will furnish supplementally a copy of such exhibit to the Commission upon request.

         Exhibit 3.1, 4.1 -- Certificate of Designation of Series F 8%
                        Cumulative Convertible Preferred Stock (previously filed in this Form 8-K).

         Exhibit 3.2, 4.2 -- Certificate of Designation of Series G 5%
                        Convertible Preferred Stock (previously filed in this Form 8-K).

         Exhibit 4.3 -- Series G Convertible Preferred Stock Purchase
                        Agreement with respect to the Series G Preferred Stock (previously filed in this Form 8-K).

         Exhibit 4.4 -- Registration Rights Agreement with respect to the
                        Series G Preferred Stock (previously filed in this Form 8-K).

         Exhibit 4.5 -- Form of Warrant to purchase common stock of Registrant
                        (previously filed in this Form 8-K).

         Exhibit 4.6 -- Registration Rights Agreement with respect to the
                        Warrant (previously filed in this Form 8-K).

         Exhibit 23.1 - Consent of King & Company, PSC

         Exhibit 99.1 - Lock-Up Agreement dated November 18, 1997 between
                        Florida Gaming Corporation and Interstate Capital Corporation (previously filed in this Form 8-K).

         Exhibit 99.2 - Financial Statements of Interstate Capital Corporation
                        listed at Item 7(a) of this Report.

         Exhibit 99.3 - Pro forma financial information of the Registrant and
                        Interstate Capital Corporation listed at Item 7(b) of this Report.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         FLORIDA GAMING CORPORATION

                                         By: /s/ Timothy L. Hensley
                                             Timothy L. Hensley
                                             Executive Vice President,
                                             Treasurer and Chief Financial
                                             Officer

                                         Date: February 9, 1998